UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

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                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 29, 2006

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                               MUZAK HOLDINGS LLC
            (Exact Name of Registrants as Specified in their charter)
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             DELAWARE                 333-78571-02               04-3433730
  (State or Other Jurisdiction        (Commission             (I.R.S. Employer
of Incorporation or Organization)     File Number)           Identification No.)


                               3318 LAKEMONT BLVD.
                               FORT MILL, SC 29708
          (Address of Principal Executive Offices, including Zip Code)

                                 (803) 396-3000
                     (Telephone Number including Area Code)

                                       N/A
          (Former Name or Former address, if Changed Since Last Report)
                             ----------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Muzak Holdings LLC (the "Company or Muzak") announced on June 29, 2006 that Stephen P. Villa has been named as the Company's Chief Executive Officer, on an interim basis, replacing Greg Rayburn.

     Mr. Villa, 42 years of age, has been a Director and our Chief Operating Officer since October 2001, and has been Muzak's Chief Financial Officer since September 2000. In addition to his new responsibilities as interim Chief Executive Officer, Mr. Villa will continue to serve as our Chief Operating Officer and Chief Financial Officer. Mr. Villa and the Company are parties to an employment agreement dated November 5, 2002, as amended, the terms of which are more fully set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

     Mr. Rayburn served as Chief Executive Officer of the Company for approximately one year through an agreement between the Company and FTI Palladium Partners, a division of FTI Consulting, Inc. Mr. Rayburn is the Senior Managing Director and Practice Leader of FTI Palladium Partners.


Item 9.01.     Financial Statements and Exhibits

Exhibit No.    Description of Exhibit
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99.1           Press Release issued by Muzak Holdings LLC dated June 29, 2006



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    June 29, 2006

Muzak Holdings LLC



By:      /S/ Stephen P. Villa
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Name:    Stephen P. Villa
Title:   Chief Executive Officer


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